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                                                                     EXHIBIT 4.2

                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

                                       OF

                       BOBBY ALLISON WIRELESS CORPORATION

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

              EXERCISABLE AT ANY TIME DURING A PERIOD OF FOUR YEARS
                 COMMENCING WITH THE DATE OF ISSUANCE AND ENDING
                              ON NOVEMBER ___, 2003

NO. CW-1

         This Warrant Certificate certifies that _________________ or its registered assigns, is the registered holder ("Holder") of this Warrant Certificate of Bobby Allison Wireless Corporation, a Florida corporation (the "Company"). The Warrant Certificate grants warrants (the "Warrants") to the Holder that permits the Holder hereof to purchase ________________________ (__________) shares ("Warrant Securities") of common stock, par value $0.01 per share ("Common Stock"), at an exercise price ("Exercise Price") of United States Ten Dollars ($10.00) per share of Common Stock, the Warrant Securities and Exercise Price of which shall be subject to adjustment, if applicable, in certain events as described below and provided; however, that the number of Warrant Securities shall be reduced below ________ shares of Common Stock by subtracting from ___________ that number of shares of Common Stock equal to the product of the following formula: $__________ minus ___________ of the amount of dollars received from the sale of Series C Convertible Preferred Stock as of December 31, 1999 divided by 10 multiplied by .05.

         The Warrants evidenced by this Warrant Certificate shall be exercisable at any time for a period of four (4) years commencing with the date of issuance and ending at 5:00 p.m. Central Time on November __, 2003. Any exercise of Warrants shall be effected by surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company. Payment of the Exercise Price shall be made by wire transfer, certified check or official bank check in New York Clearing House funds payable to the order of the Company.

          The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company represents that all shares of Common Stock issuable upon exercise of this Warrant are duly authorized and, upon receipt by the Company of the full payment of the Exercise Price, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof and will not be issued in violation of any preemptive or similar rights of shareholders.

         In case the Company shall (a) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company; then, and in each such case, the per share Exercise Price and the number of Warrant Securities in effect immediately prior to such action shall be adjusted so that the Holder of this Warrant Certificate thereafter upon the exercise hereof shall be entitled to receive the number and kind of shares of the Company which such Holder would have owned immediately following such action had the Warrants been exercised immediately prior thereto. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section,



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the Holder of this Warrant shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such class of capital stock.

         Immediately upon any adjustment of the Exercise Price, the Company shall send written notice thereof to the Holder of this Warrant Certificate (by first class mail, postage prepaid), which notice shall state the Exercise Price resulting from such adjustment, if any, and any increase or decrease in the number of Warrant Securities to be acquired upon exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         In case of any reorganization of the Company or consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant providing that the Holder of each warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property as receivable upon such consolidation or merger by Holder of the number of shares of Warrant Securities of the Company for which such warrant might have been exercised immediately prior to such reorganization, consolidation, merger, conveyance, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided herein and other rights as provided in this Warrant Certificate. The Company shall not effect any such consolidation, merger, or similar transaction as contemplated by this paragraph, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing, receiving, or leasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Holder, the obligation to deliver to the Holder, such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and to perform the other obligations of the Company. The above provisions shall similarly apply to successive consolidations or successively whenever any event listed above shall occur.

         In the event that the Company shall at any time prior to the exercise of all of the Warrants distribute to its shareholders any assets, property, rights, evidences of indebtedness, securities (other than a distribution made as a cash dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), whether issued by the Company or by another, the Holder of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Warrant Securities or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such distribution as if the Warrants had been exercised immediately prior to such distribution. At the time of any such distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection or an adjustment to the Exercise Price, which shall be effective as of the day following the record date for such distribution.

         Upon due presentment for registration or transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the Holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holder of the Warrants the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to



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the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling then to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution in the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date of the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notices shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         This Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Alabama and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company and the Holder hereby agree that any action, proceeding or claim arising out of, or relating in any way to, this Warrant Certificate shall be brought and enforced in a federal or state court of competent jurisdiction with venue only in the Tenth Judicial Circuit in and for Jefferson County, Alabama or the United States District Court for the Northern District of Alabama, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company and the Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth below. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

         Any notice to be given or to be served upon any party in connection with this Warrant Certificate must be in writing and will be deemed to have been given and received upon confirmed receipt, if sent by facsimile, or two (2) days after it has been submitted for delivery by Federal Express or an equivalent carrier, charges prepaid and addressed to the following addresses with a confirmation of delivery.

         If to the Company, to:

                  Bobby Allison Wireless Corporation
                  2055 Lake Avenue, S.E., Suite A
                  Largo, Florida 33771
                  Attn.:  Robert L. McGinnis, Chairman of the Board
                  Telephone: (727) 584-7902
                  Facsimile: (727) 480-8268

         With a copy to:

                  Christopher H. Norman, Esq.
                  Hines Norman & Associates
                  Hyde Park Professional Center
                  315 South Hyde Park Avenue
                  Tampa, Florida 33606
                  Telephone: (813) 251-8659
                  Facsimile: (813) 254-6153


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         If to the Purchaser:

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         With a copy to:

                  William K. Holbrook
                  Ritchie & Rediker, L.L.C.
                  312 23rd Street North
                  Birmingham, Alabama 35203
                  Telephone: (205) 251-1288
                  Facsimile: (205) 324-7830

Any party may, at any time by giving notice to the other party, designate any other address in substitution of an address established pursuant to the foregoing to which such notice will be given.

         The Warrants shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, and no other person shall have any right or obligation hereunder. Neither the Warrants nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company without the prior written consent of the Holder which consent shall not be unreasonably withheld, conditioned or delayed and any assignment in violation hereof shall be void. The Holder, however, may assign any or all of his, her or its rights and obligations hereunder to any person, provided that such transfer (i) is made in accordance with the federal and state securities laws and (ii) such person agrees in writing to be bound by the terms of the Subscription Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of November ___, 1999.

                                 BOBBY ALLISON WIRELESS CORPORATION.

                                 By:
                                    --------------------------------------------
                                    Robert L. McGinnis, Chairman of the Board
















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                                   EXHIBIT "A"

                      FORM OF SUBSCRIPTION (CASH EXERCISE)

                  (To be signed only upon exercise of Warrant)


TO:      Bobby Allison Wireless Corporation
         2055 Lake Avenue, S.E., Suite A
         Largo, Florida 33771

         The undersigned, the Holder of Warrant Certificate number CW-1 (the "Warrant"), representing Warrants to purchase shares of Bobby Allison Wireless Corporation (the "Company"), which Warrant Certificate is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Warrant Certificate for, and to purchase thereunder, ___________ shares of the common stock, par value $0.01 per share, of the Company, and herewith makes payment of $________ therefor, the Exercise Price, and requests that the certificates for such securities and a new Warrant Certificate for the balance, if any, of the Warrants be issued in the name of, and delivered to, ____________ ___________________________________________, whose address is __________________
___________________________________________________ , all in accordance with the
Warrant Certificate.

Dated:
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                                    (Signature must conform in all respects to
                                    name of Holder as specified on the face of the Warrant Certificate)


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